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                                                                   Exhibit 10.18

                                                                  EXECUTION COPY

                       SIXTH LEASE MODIFICATION AGREEMENT

                          Kenvic Associates, Landlord

                                      with

                          Instinet Corporation, Tenant

                                 July 24, 1997


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                       SIXTH LEASE MODIFICATION AGREEMENT

      THIS SIXTH LEASE MODIFICATION AGREEMENT (the "Agreement"), dated as of the 24th day of July, 1997, between KENVIC ASSOCIATES, a partnership having an office at 875 Third Avenue, New York, New York 10022 ("Landlord"} and INSTINET CORPORATION, a Delaware corporation having an office at 875 Third Avenue, New York, New York 10022 ("Tenant").

                              W I T N E S S E T H:


      WHEREAS, Landlord and Tenant are parties to that certain lease dated as or November 19, 1992, relating to the entire twenty-eighth (28th) and twenty-ninth
(29th) floors in the Building, as modified by a Lease Modification Agreement dated as of July 9, 1993 (the "First Lease Modification Agreement") relating to the entire eighteenth (18th) floor in the Building, a Second Lease Modification Agreement dated June 7, 1994 (the "Second lease Modification Agreement") relating to a portion of the twenty-seventh (27th) floor of the Building, a Third Lease Modification Agreement dated as of October 21, 1994 (the "Third Lease Modification Agreement") relating to a portion of the third (3rd) floor in the Building, a Fourth Lease Modification Agreement dated as of February 14, 1996 (the "Fourth lease Modification") relating to the entire nineteenth (19th) floor and a Fifth Lease Modification Agreement dated as of June 14, 1996 (the "Fifth Lease Modification Agreement") relating to the balance of the third (3rd) floor (said lease, as so modified by


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the First Lease Modification Agreement, the Second Lease Modification Agreement,
the Third Lease Modification Agreement, the Fourth Lease Modification Agreement and the Fifth Lease Modification Agreement is hereinafter referred to as the "Lease"); and

      WHEREAS, Landlord and Tenant desire to modify the Lease as hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual agreements herein, the Lease is amended as follows:

1. All the terms of this Agreement, the initial letters of which are capitalized and not otherwise defined, shall have the meanings set forth in the Lease.


2. Section 1.02 of the Lease is modified by adding to the Premises a portion of the seventh (7th) floor of the Building as indicated by the cross hatching on Exhibit A annexed hereto (the "Additional 7th Floor Premises"). The term "Premises" shall hereafter (except for the purpose of
      Section 10.10, 12.01, 12.02, 12.03, 12.04A, 14.01, 23.03, 31.02 of the
      Lease) include the Additional 7th Floor Premises. The rentable square foot area of the Additional 7th Floor Premises is hereby deemed to be 4,410 rentable square feet.



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3.    Section 3.01 of the Lease is hereby modified so that the Fixed Rent payable under the Lease is increased as follows:


      A. From and after the date hereof, and continuing until the Expiration Date, the Fixed Rent shall be increased by $66,150 per annum;



      B. Provided Tenant has validly exercised the First Renewal Term Option, during the First Renewal Term the Fixed Rent for the First Renewal Term shall be increased by an additional $9,922.50 per annum;



      C. Provided Tenant has validly exercised the Second Renewal Term Option, during the Second Renewal Term the Fixed Rent for the Second Renewal Term shall be increased by an additional $11,410.87.


4.    The Lease is further modified as follows:


      A.    By deleting the period and the end of the first sentence of Section
            5.01 and adding the following: ";provided, however, the Additional 7th Floor Premises shall not be used for any purpose other than for the installation and operation of mechanical equipment as hereinafter provided in this Agreement."; and


      B. By adding a new sentence to Section 22.09 of the Lease to read as follows: "Tenant agrees that as of the date


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            hereof, the rentable square footage of the Premises consists of
            152,410 square feet."


5. Tenant has inspected the Additional 7th Floor Premises and acknowledges that the Additional 7th Floor Premises is in good order and repair and accepts the Additional 7th Floor Premises for the use permitted under
      Section 5.01 in its present condition "as is" on the date hereof. Tenant shall, at its sole cost and expense, keep the Additional 7th Floor Premises in a neat and orderly condition and free of all rubbish. Landlord shall not be required to provide any Building services to Tenant with respect to the Additional 7th Floor Premises including, utilities, heating, ventilation, air conditioning, cleaning, rubbish removal and passenger elevators.

6.    A.    Tenant shall, at its sole cost and expense, perform in the
            Additional 7th Floor Premises the work set forth on the drawings prepared by Swanke Hayden Connell Architects listed on Exhibit B annexed hereto (the "Additional 7th Floor Work"), subject to the provisions set forth therein, and, in connection with the Additional
            7th Floor Work, install (a) new supply and return fuel lines from the sub-basement of the Building to the Additional 7th Floor
            Premises, (b) new conduits for telecommunication lines and electrical lines from the basement of the Building to the Additional
            7th


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            Floor Premises and extend those conduits from the Additional 7th
            Floor Premises to the 28th floor. The Additional 7th Floor Work shall require strict compliance with the plans annexed as Exhibit B.

      B. All Additional Work shall be performed in accordance with the requirements of Exhibit C. Landlord may retain such consultants, engineers and other professionals it may select to assist Landlord in reviewing the plans and specifications prepared by Tenant and the execution of the Additional Work and the roof work referred to in
            Section 12.04B(3), and Tenant shall pay the reasonable out of pocket costs incurred by Landlord for such consultants, engineers and other professionals. Landlord will obtain cost estimates from each consultant, engineer or professional retained by Landlord and provide Tenant with a copy thereof. Notwithstanding the submission of any such estimate, the obligation of Tenant under this paragraph 6.B shall not be limited by the amount of any such estimate.

7. Tenant warrants and represents that in the negotiation of this Agreement, it dealt with no broker other than Tishman Real Estate Company, Insignia/Edward S. Gordon Co., Inc. and Cushman and Wakefield, Inc. (collectively the "Broker") and no other broker participated in bring about this agreement. The parties hereto acknowledge that the Broker will be paid


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      a commission equal to 50% of one full leasing commission
      in accordance with a separate agreement between Landlord and Broker. Tenant hereby indemnifies and agrees to defend and hold Landlord harmless against any claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representation or any claim for any payment in excess of the amount set forth above. Landlord represents that to the best of Landlord's knowledge, it has not dealt with any broker other than the Broker in connection with this Agreement.


8. Except as modified by this Agreement, the Lease shall remain in full force and effect in accordance with its terms and (except for the representations set forth therein) is hereby ratified and confirmed.

9. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                            LANDLORD:

WITNESS:                                    KENVIC ASSOCIATES

/s/ John C. Lisher                          By: /s/ Lucille Gladstone
------------------------                        ------------------------------
                                                Name: Luci1le Gladstone
                                                Title: Partner

                                            TENANT:

WITNESS:                                    INSTINET CORPORATION

/s/ Nunzio DiDonna                          By: /s/ Daniel Rosenthal
------------------------                        ------------------------------
                                                Name: Daniel Rosenthal
                                                Title: Senior Vice President



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                           LANDLORD'S ACKNOWLEDGEMENT

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

      On this 29th day of July, 1997, before me personally came Lucille Gladstone, to me known, who, being by me duly sworn, did depose and say that she is a partner in the firm of KENVIC ASSOCIATES, a New York partnership, and that she executed the foregoing instrument as and on behalf of said partnership.


                                              /s/ Elizabeth A. Diaks
                                              ----------------------------------
                                                       Notary Public

                                                     ELIZABETH A. DIAKS
                                              Notary Public, State of New York
                                                       No 01BU4987648
                                                 Qualified in Nassau County
                                                Commission Expires 10/21/97


                      CORPORATE TENANT'S ACKNOWLEDGEMENT

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

      On this 25th day of July, 1997, before me personally came Daniel Rosenthal, to me known, who, being by me duly sworn, did depose and say that the resides at
                                                                             ;
that he is the Senior Vice President of Instinet Corporation, the corporation described in and which executed the foregoing Lease, as Tenant, and that he signed his name thereto by order of that corporation's board of directors.


                                              /s/ Howard Brown
                                              ---------------------------------
                                                       Notary Public

                                                       HOWARD BROWN
                                             Notary Public, State of New York
                                                       No 31-5024906
                                               Qualified in New York County
                                               My Commission Expires 3/21/98


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